Exhibit h(xv) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K
                                                                       FORM OF
                           Amendment #1 to Exhibit 1
                         Shareholder Services Agreement


                  Marshall Equity Income Fund - Class Y Shares*
                Marshall Government Income Fund - Class Y Shares*
                Marshall Intermediate Bond Fund - Class Y Shares*
                       Marshall Intermediate Tax-Free Fund
               Marshall International Stock Fund - Class Y Shares*
                       Marshall Large Cap Growth & Income
                             Fund - Class Y Shares*
                          Marshall Mid-Cap Growth Fund
                           - Class Y Shares* Marshall
                          Mid-Cap Value Fund - Class Y
                                     Shares*
                         Marshall Short-Term Income Fund
                Marshall Small-Cap Growth Fund - Class Y Shares*



Redesignated as Class Y Shares on               , 1998.